UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2007

I.C. ISAACS & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23379	52-1377061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 9th Floor, New York, NY	10018
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 459-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective as of May 1, 2007, the annual base salary of Gregg A. Holst, the Chief Financial Officer of I.C. Isaacs & Company, Inc. (the “Company”), was increased to $350,000 from $275,000.

On May 1, 2007, Mr. Holst was granted an option to purchase 25,000 shares of the Company’s Common Stock, pursuant to the Company’s Amended and Restated Omnibus Stock Plan (the “Plan”), filed with the Securities and Exchange Commission on August 14, 2003 as Exhibit 4.04 to Form 10-Q.  One-third of the option granted to Mr. Holst vested on May 1, 2007, one-third will vest on May 1, 2008, and the remaining one-third will vest on May 1, 2009.  The exercise price of the option is $1.26, which was the closing price for the Company’s Common Stock on May 1, 2007, and the option expires on May 1, 2017.

In addition, on May 3, 2007, Mr. Holst was granted an option to purchase 25,000 shares of the Company’s Common Stock, pursuant to the Plan.  One-third of the options granted to Mr. Holst vested on May 3, 2007, one-third will vest on May 3, 2008, and the remaining one-third will vest on May 3, 2009.  The exercise price of the option is $1.40, which was the closing price for the Company’s Common Stock on May 3, 2007, and the option expires on May 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    I.C. ISAACS & COMPANY, INC.

Date: May 8, 2007                                            By: /s/ Gregg A. Holst
                                     Gregg A. Holst
                                                         Chief Financial Officer